UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2007

CLECO CORPORATION
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 31, 2007, Samuel H. Charlton III will retire as Senior Vice President and Chief Operating Officer of Cleco Midstream Resources LLC, a subsidiary of Cleco Corporation (the “Company”).  Mr. Charlton is eligible to receive severance and other payments pursuant to the provisions of his Employment Agreement dated June 29, 2006 because the Company had provided Mr. Charlton with a notice of “without cause” termination.  For a description of Mr. Charlton’s Employment Agreement, please see the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 6, 2006.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 20, 2007 and in connection with the Company becoming eligible to be a participant in the Direct Registration System of the Depository Trust & Clearing Corporation, the Board of Directors of the Company amended the Company’s Bylaws to provide that some or all of any or all classes or series of the Company’s capital stock may be uncertificated shares.  Prior to the amendment, the Bylaws did not provide for uncertificated shares.  The text of the amendment is filed as an exhibit to this Current Report.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

3.1           Text of the Amendment to the Bylaws of Cleco Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO CORPORATION

Date: July 26, 2007	By: /s/ R. Russell Davis
R. Russell Davis
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1	Text of the Amendment to the Bylaws of Cleco Corporation.